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                                  EXHIBIT 11.1

                       INVIVO CORPORATION AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE

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

                                                           THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                                 MARCH 31,                               MARCH 31,
                                                      ------------------------------          ------------------------------
                                                         2000                1999                2000                1999
                                                      ----------          ----------          ----------          ----------
BASIC:

         Weighted average common
          shares outstanding                           4,362,999           3,459,933           4,317,588           3,335,689
                                                      ==========          ==========          ==========          ==========

         Net Income                                   $1,162,600          $  987,300           3,532,200           2,639,700
                                                      ==========          ==========          ==========          ==========

         Basic net income per common share            $     0.27          $     0.29                0.82                0.79
                                                      ==========          ==========          ==========          ==========


DILUTED:

         Weighted average common
          shares outstanding (basic)                   4,362,999           3,459,933           4,317,588           3,335,689

         Dilutive stock options                          134,406             328,976             189,109             292,781
                                                      ----------          ----------          ----------          ----------
         Weighted average common
          shares outstanding (diluted)                 4,497,405           3,788,909           4,506,697           3,628,470
                                                      ==========          ==========          ==========          ==========

         Net Income                                   $1,162,600          $  987,300           3,532,200           2,639,700
                                                      ==========          ==========          ==========          ==========

         Diluted net income per common share          $     0.26          $     0.26                0.78                0.73
                                                      ==========          ==========          ==========          ==========
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